CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 19, 1995 appearing on page F-1.1 of MicroFrame, Inc.'s Annual Report on Form 10-KSB for the year ended March 31, 1996.


/s/ Price Waterhouse LLP


PRICE WATERHOUSE LLP
New York, New York
October 21, 1996